Exhibit 99.1

Equity One, Inc.                      For additional information at the Company:
1696 NE Miami Gardens Drive               Howard Sipzner, CFO
North Miami Beach, FL  33179              Michele Guard, Investor Relations
305-947-1664      Media Contact:
                                          Abbe Solomon 305-446-2700


FOR IMMEDIATE RELEASE:
January 15, 2003

                   EQUITY ONE ANNOUNCES NO KMART CLOSINGS AND
                         REAFFIRMS FFO GUIDANCE FOR 2003

North Miami Beach, FL, January 15, 2003 -- Equity One, Inc. (NYSE:EQY) announced today that neither of its two Kmart locations are included in the store closing list released by Kmart.

     Earlier today, IRT Property Company (NYSE:IRT) announced that the 86,479 square foot Kmart at Spalding Village, a 235,318-square-foot supermarket-anchored shopping center in Griffin, Georgia, is scheduled to be closed. The five other Kmart locations in the IRT portfolio will remain open.

     Equity One and IRT are moving ahead with their respective stockholder meetings on February 12, 2003 and subject to each securing the necessary stockholder approvals and the satisfaction of the remaining closing conditions, expect to close the pending merger on or about February 12, 2003. Based on the foregoing, Equity One is reaffirming its post merger 2003 guidance for targeted funds from operations ("FFO") per diluted share to be between $1.49 and $1.53.

About Equity One

     Equity One Inc. is a North Miami Beach, Fla.-based real estate investment trust that acquires, renovates, develops and manages neighborhood shopping centers anchored by national and regional supermarket chains and other necessity-oriented retailers such as drug stores or discount retail stores. Equity One's approximately 9 million square-foot portfolio consists of 90 properties primarily located in metropolitan areas of Florida and Texas, encompassing 57 supermarket-anchored shopping centers, eight drug store-anchored shopping centers, 18 other retail-anchored shopping centers, three commercial properties and four retail developments, as well as non-controlling interests in four unconsolidated joint ventures. For additional information, please visit the company's Web site at www.equityone.net.

     Equity One has filed a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant documents, with the Securities and Exchange Commission (the "SEC") concerning the proposed merger between Equity One and IRT Property Company ("IRT"). You are urged to read the registration statement containing the joint proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information about Equity One, IRT and the merger. You may obtain the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, http://www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Equity One by directing a request to Equity One, 1696 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179, Attention: Investor Relations, telephone: 305/947-1664 and from IRT by directing a request to IRT Property Company, 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, Attention:
Investor Relations, telephone: 770/955-4406.

     Equity One and IRT, and their respective directors and executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Equity One and IRT in connection with the merger. Information about the directors and executive officers of Equity One and their ownership of Equity One shares is set forth in the proxy statement for Equity One's 2002 annual meeting of stockholders. Information about the directors and executive officers of IRT and their ownership of IRT stock is set forth in the proxy statement for IRT's 2002 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

Forward Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in Florida and Texas; the continuing financial success of our current and prospective tenants; continuing supply constraints in our geographic markets; the availability of properties for acquisition; the success of our efforts to lease up vacant properties; the effects of natural and other disasters; and other risks, which are described in our filings with the Securities and Exchange Commission.